Exhibit 99.1

Investor Contact
Stephen Pettibone
203-351-3500

One StarPoint Stamford, CT 06902 United States
Media Contact
KC Kavanagh
866-478-2777

STARWOOD REPORTS SECOND QUARTER

2016 RESULTS

STAMFORD, Conn. (July 26, 2016) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2016 financial results.

Second Quarter 2016 Highlights

▪

Including special items which total a pre-tax loss of $130 million primarily from asset dispositions, EPS from continuing operations was a loss of $0.20. Excluding special items, EPS from continuing operations was $0.71. Net income of $0.08 per share from Vistana Signature Experiences, Inc. (“Vistana”), the Company’s former vacation ownership business, is not included in continuing operations.

▪

Adjusted EBITDA was $297 million, which includes operating earnings from the Company’s former vacation ownership business of $19 million and $2 million from the hotels transferred to Interval Leisure Group, Inc. (“ILG”) as part of the vacation ownership spin-off transaction, all of which are classified as discontinued operations.

▪	Including special items, loss from continuing operations was $35 million. Excluding special items, income from continuing operations was $121 million.
▪

Worldwide Systemwide REVPAR for Same-Store Hotels increased 1.4% in constant dollars (increased 0.7% in actual dollars) compared to 2015. Systemwide REVPAR for Same-Store Hotels in North America increased 3.4% in constant dollars (increased 3.1% in actual dollars).

▪	Management fees, franchise fees and other income increased 7.1% compared to 2015. Core fees increased 3.9% compared to 2015.
▪	During the quarter, the Company signed 120 hotel management and franchise contracts, representing approximately 21,400 rooms and opened 20 hotels and resorts with approximately 4,200 rooms.
▪	During the quarter, the Company paid a quarterly dividend of $0.375 per share.
▪

During the quarter, the Company completed the sale of The St. Regis Florence and The Westin Excelsior Florence hotels for cash proceeds of approximately $213 million, subject to long-term management agreements.

▪	On April 8, 2016, at special stockholder meetings, the stockholders of the Company and Marriott International, Inc. (“Marriott”) approved proposals relating to Marriott’s acquisition of the Company.
▪

On May 11, 2016, the Company completed the spin-off of Vistana, its former vacation ownership business, and merger of Vistana with and into a subsidiary of ILG immediately following the spin-off, through a Reverse Morris Trust transaction.

Second Quarter 2016 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported a loss per share from continuing operations for the second quarter of 2016 of $0.20 compared to EPS of $0.69 in the second quarter of 2015. Excluding special items, EPS from continuing operations was $0.71 for the second quarter of 2016 compared to $0.69 in the second quarter of 2015.

Special items in the second quarter of 2016 consisted primarily of losses on asset dispositions and impairments of $114 million ($145 million after-tax) and restructuring and other special charges of $16 million ($10 million after-tax). Special items in the second quarter of 2015 totaled a benefit of $1 million (after-tax). Excluding special items, the effective income tax rate in the second quarter of 2016 was 33.7% compared to 28.2% in the second quarter of 2015, primarily due to the mix and timing of pretax income.

The loss from continuing operations in the second quarter of 2016 was $35 million, including the $114 million loss on asset dispositions and impairments discussed above, compared to income from continuing operations of $118 million in the second quarter of 2015. Excluding special items, income from continuing operations was $121 million in the second quarter of 2016 compared to $117 million in the second quarter of 2015.

On May 11, 2016 the Company completed the spin-off of Vistana and merger of Vistana with and into a subsidiary of ILG immediately following the spin-off through a Reverse Morris Trust transaction.  As a result, the operations of Vistana and the five hotels sold or otherwise conveyed to ILG through the date of the transaction were reclassified to discontinued operations for all periods presented. The loss from discontinued operations was $228 million after tax in the second quarter of 2016 which included a non-cash pre-tax impairment charge of $214 million and $30 million in transaction costs, partially offset by net income from vacation ownership and the five hotels sold or otherwise conveyed to ILG.  In the second quarter of 2015, the income from discontinued operations was $18 million which included transaction costs of $11 million.

Net loss was $263 million and $1.56 per share in the second quarter of 2016, compared to income of $136 million and $0.79 per share in the second quarter of 2015.

Thomas Mangas, Chief Executive Officer of the Company, said, “Across virtually every measure that matters to our business, we delivered on or exceeded our goals.  Our hotel openings year to date are 15% ahead of last year, and our net rooms growth remains in our target range of 4 to 5%.  Developer demand for our brands is strong, and with the record 120 contracts representing 21,400 rooms we signed this quarter, our pipeline increased nearly 12%.  We were pleased to deliver core fee growth in line with our expectations, and on an absolute basis, our core fees in the second quarter have never been higher.

“Thanks to strong performance at our owned hotels and lower SG&A, we delivered Adjusted EBITDA well ahead of our expectations.  We continued to deliver against our asset light strategy with the sales of two hotels in the quarter, another sale in July, and the completion of the Vistana transaction.  All the while, our teams have been hard at work planning the integration of Starwood and Marriott.  Our achievements reflect the true spirit and capability of the associates at Starwood.   Their dedication and focus on delivering unparalleled service and value to our guests and hotel owners is what makes our brands and hotels great.”

Alan Schnaid, Chief Financial Officer of the Company, said, “Global lodging fundamentals remain strong, however, growth rates in 2016 have been lower than was expected at the beginning of the year.  Despite the lower rate of growth, our company continues to perform very well.  We continue to outperform the competition, with gains in REVPAR Index in each of our three divisions.

“Looking ahead to the next two quarters, we expect current trends in global lodging to continue.  This slower rate of REVPAR growth will contribute to lower fee growth in the second half of 2016 than previously expected.   However, we expect that the strong performance of our owned hotels in the first half of the year and our lower SG&A will offset the impact of lower fee growth and partially offset both the loss of earnings from the hotels we sold this year and the impact of foreign exchange.”

Six Months Ended June 30, 2016 Earnings Summary

Income from continuing operations was $38 million in the six months ended June 30, 2016 compared to $193 million in the same period in 2015.  Excluding special items, income from continuing operations was $207 million in the six months ended June 30, 2016 compared to $199 million in the same period in 2015.

Loss from discontinued operations was $211 million in the six months ended June 30, 2016 compared to income of $42 million in the same period in 2015.

Net loss was $173 million and $1.02 loss per share in the six months ended June 30, 2016 compared to income of $235 million and $1.37 per share in the same period in 2015.

Adjusted EBITDA was $578 million in the six months ended June 30, 2016 compared to $585 million in the same period in 2015.

Second Quarter 2016 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 1.4% in constant dollars (increased 0.7% in actual dollars) compared to the second quarter of 2015. International Systemwide REVPAR for Same-Store Hotels decreased 1.4% in constant dollars (decreased 2.5% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	3.4%	3.1%
Latin America	(5.1)%	(5.1)%
Asia Pacific:
Greater China	(1.8)%	(5.6)%
Rest of Asia	2.9%	1.4%
Europe, Africa & Middle East:
Europe	1.1%	2.2%
Africa & Middle East	(9.7)%	(11.3)%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	(0.5)%	(1.1)%
W Hotels	(2.2)%	(3.0)%
Westin	3.2%	2.8%
Sheraton	1.6%	0.8%
Le Méridien	(0.3)%	(0.9)%
Four Points by Sheraton	2.3%	1.0%
Aloft	3.6%	2.6%

Worldwide Same-Store Company-Operated gross operating profit margins decreased approximately 20 basis points compared to 2015. International gross operating profit margins for Same-Store Company-Operated properties decreased approximately 55 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 15 basis points.

Management fees, franchise fees and other income were $273 million, up $18 million, or 7.1% compared to the second quarter of 2015. Core fees increased 3.9% or $8 million. Other management and franchise revenues increased 15.2% or $7 million, primarily due to license fees from ILG associated with the vacation ownership business since the spin-off date.

Development

During the second quarter of 2016, the Company signed 120 hotel management and franchise contracts, representing approximately 21,400 rooms, of which 101 are new builds and 19 are conversions from other brands. At June 30, 2016, the Company had approximately 640 hotels in the active pipeline representing approximately 132,000 rooms.

During the second quarter of 2016, 20 new hotels and resorts (representing approximately 4,200 rooms) entered the system, including The St. Regis Kuala Lumpur, (Malaysia, 208 rooms), Le Méridien Singapore, Sentosa (Singapore, 191 rooms), W Dubai Al Habtoor City (United Arab Emirates, 423 rooms), Sheraton Grand Hangzhou Binjiang Hotel (China, 301 rooms) and Aloft Guangzhou Tianhe (China, 496 rooms). During the quarter, four properties (representing approximately 1,000 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 4.0% in constant dollars (increased 3.9% in actual dollars) when compared to 2015. REVPAR at Starwood Same-Store Owned Hotels in North America increased 7.2% in constant dollars (increased 5.9% in actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR decreased 0.9% in constant dollars (increased 0.7% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 3.4% in constant dollars (increased 3.4% in actual dollars) while costs and expenses increased 1.3% in constant dollars (increased 1.3% in actual dollars) when compared to 2015. Margins at these hotels increased approximately 150 basis points compared to 2015.

Revenues at Starwood Same-Store Owned Hotels in North America increased 6.7% in constant dollars (increased 5.4% in actual dollars) while costs and expenses increased 4.2% in constant dollars (increased 3.1% in actual dollars) when compared to 2015. Margins at these hotels increased approximately 170 basis points compared to 2015.

Internationally, revenues at Starwood Same-Store Owned Hotels decreased 1.6% in constant dollars (increased 0.1% in actual dollars) while costs and expenses decreased 3.3% in constant dollars (decreased 1.5% in actual dollars) when compared to 2015. Margins at these hotels increased approximately 120 basis points compared to 2015.

Revenues at Owned Hotels, which were negatively impacted by asset sales since the second quarter of 2015, were $291 million, compared to $332 million in 2015. Expenses at Owned Hotels were $216 million compared to $248 million in 2015.

Selling, General, Administrative and Other

During the second quarter of 2016, selling, general, administrative and other expenses (“SG&A”) decreased 6.1% to $93 million compared to $99 million in 2015 including the impact of various cost savings initiatives.

Restructuring and Other Special Charges

During the second quarter of 2016, the Company recorded $16 million of other special charges primarily consisting of $15 million in costs associated with the planned Marriott transaction.

Capital

Gross capital spending during the quarter included approximately $25 million of maintenance capital and $19 million of development capital.

Asset Sales

During the second quarter of 2016, the Company completed the sale of The St. Regis Florence and The Westin Excelsior Florence for cash proceeds of approximately $213 million, subject to long-term management agreements. The sales of these last remaining wholly-owned hotels in Italy resulted in a pre-tax gain of $112 million. This pre-tax gain was more than offset by the recognition of a $202 million cumulative foreign currency translation adjustment loss associated with the Company’s historical hotel operations in Italy.

In July 2016, the Company completed the sale of its leasehold interest in the Sheraton Paris Airport Hotel & Conference Centre for approximately $11 million, subject to a long-term management agreement.

Dividend

On May 6, 2016, the Company declared a regular quarterly dividend of $0.375 per share, which was paid on June 3, 2016 to stockholders of record as of May 20, 2016. The total dividends paid in the second quarter of 2016 were approximately $63 million.

Balance Sheet

At June 30, 2016, the Company had gross debt of $2.4 billion, cash and cash equivalents of $1.6 billion (including $19 million of restricted cash) and net debt of $0.8 billion, compared to net debt of $1.1 billion as of December 31, 2015.

ILG Transaction

On May 11, 2016, the Company completed the spin-off of Vistana, its former vacation ownership business, and merger of Vistana with and into a subsidiary of ILG immediately following the spin-off, through a Reverse Morris Trust transaction (the “Transactions”). In connection with the Transactions the Company’s stockholders received approximately 72.4 million of ILG shares valued at $14.385 per share.  In addition, ILG paid the Company approximately $123 million in cash, resulting in total stock and cash consideration of approximately $1.2 billion. As a result of the Transactions, the operations of Vistana and the five hotels sold or otherwise conveyed to ILG in connection with the Transactions through the date of completion of the Transactions were reclassified to discontinued operations for all periods presented. The loss from discontinued operations was $228 million after tax in the second quarter of 2016 which included a non-cash pre-tax impairment charge of $214 million and $30 million in transaction costs, partially offset by net income from vacation ownership and the five hotels.  In the second quarter of 2015, the income from discontinued operations was $18 million which included transaction costs of $11 million.

Marriott Transaction

On April 8, 2016, the Company and Marriott held special stockholder meetings at which the stockholders of the Company and Marriott approved proposals relating to Marriott’s acquisition of the Company. At closing, the Company’s stockholders will receive 0.80 shares of Marriott common stock and $21.00 in cash for each share of the Company’s common stock. The Marriott transaction is expected to close in the coming weeks and is subject to regulatory approval in China and the satisfaction of other customary closing conditions.

Outlook

▪	While the Company expects the Marriott transaction to close in the coming weeks, the following outlook assumes that the Company remains an independent Company through December 31, 2016.
▪

Full year owned earnings are negatively impacted by approximately $46 million due to asset sales completed in 2015 and 2016, with additional negative impact of approximately $20 million due to lost earnings from the five hotels transferred to ILG in connection with the ILG transaction.

▪	Shifts in exchange rates since 2015 will negatively impact full year earnings by approximately $5 million if exchange rates stay at current levels.
▪	Transaction costs associated with the Marriott transaction are not included in the guidance.

For the three months ended September 30, 2016:

▪	Adjusted EBITDA is expected to be approximately $270 million to $280 million (based on the assumptions below).
▪

REVPAR at Same-Store Systemwide Hotels Worldwide is expected to be up 1% to 3% in constant dollars (approximately 80 basis points lower in actual dollars at current exchange rates). REVPAR at Same-Store Systemwide Hotels in North America is expected to be up 3% to 4% in constant dollars and actual dollars at current exchange rates.

▪	REVPAR at Same-Store Owned Hotels Worldwide is expected to be up 4% to 6% in constant dollars (approximately 20 basis points lower in actual dollars at current exchange rates).
▪	Core fees are expected to increase approximately 4% to 6%.
▪	Management fees, franchise fees and other income are expected to increase approximately 5% to 7%.
▪	EPS before special items is expected to be approximately $0.71 to $0.75 (based on assumptions above).

For the three months ended December 31, 2016:

▪	Adjusted EBITDA is expected to be approximately $285 million to $295 million (based on the assumptions below).
▪

REVPAR at Same-Store Systemwide Hotels Worldwide is expected to be up 1% to 3% in constant dollars and in actual dollars at current exchange rates. REVPAR at Same-Store Systemwide Hotels in North America is expected to be up 3% to 4% in constant dollars and actual dollars at current exchange rates.

▪	REVPAR at Same-Store Owned Hotels Worldwide is expected to be down 1% to up 1% in constant dollars (approximately 50 basis points higher in actual dollars at current exchange rates).
▪	Core fees are expected to increase approximately 5% to 7%.
▪	Management fees, franchise fees and other income are expected to increase approximately 2% to 4%.
▪	EPS before special items is expected to be approximately $0.79 to $0.84 (based on the assumptions above).

Special Items

The Company’s special items included a pre-tax charge of $130 million ($156 million after-tax) in the second quarter of 2016 compared to a pre-tax charge of $12 million (a gain of $1 million after-tax) in the same period of 2015.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended June 30,			Six Months Ended June 30,
2016	2015		2016	2015
$121	$117	Income from continuing operations before special items	$207	$199
$0.71	$0.69	EPS before special items	$1.23	$1.16
		Special Items
(16)	(12)	Restructuring and other special (charges) credits, net (a)	(48)	(37)
(114)	—	Gain (loss) on asset dispositions and impairments, net (b)	(112)	14
—	—	Gain on sale of an unconsolidated joint venture hotel (c)	—	4
(130)	(12)	Total special items – pre-tax	(160)	(19)
(25)	8	Income tax benefit (expense) for special items (d)	(12)	7
(1)	5	Income tax benefit (expense) - other non-recurring items (e)	3	6
(156)	1	Total special items – after-tax	(169)	(6)
$(35)	$118	Income (loss) from continuing operations	$38	$193
$(0.20)	$0.69	EPS (loss per share) including special items	$0.23	$1.13

a)

During the three months ended June 30, 2016, the net charge primarily relates to $15 million in costs associated with the Marriott transaction. During the six months ended June 30, 2016, the net charge further includes $19 million in costs associated with the Marriott transaction and $8 million in costs related to the Company’s cost savings initiatives announced in 2015. During the three months ended June 30, 2015, the net charge primarily relates to costs associated with the Company’s cost savings initiatives announced in 2015. During the six months ended June 30, 2015, the net charge further includes $15 million in severance costs, including $7 million associated with the resignation of the Company’s former CEO, and the establishment of a $6 million reserve related to potential liabilities assumed in connection with the 2005 acquisition of Le Méridien.

b)

During the three months ended June 30, 2016, the net charge consists of a gain of $112 million from the sale of the Company’s two remaining wholly-owned hotels, which was offset by the recognition of a $202 million cumulative foreign currency translation adjustment loss related to the Company’s historical hotel operations in Italy and a $23 million impairment charge related to a leasehold interest held for sale. During the six months June 30, 2015, the net benefit primarily relates to the sale of a minority partnership interest in a hotel.

c)

During the six months ended June 30, 2015, the net benefit relates to a gain recognized on the sale of a hotel by a joint venture in which the Company holds a minority interest. This gain is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of operations.

d)	During the three and six months ended June 30, 2016 and 2015, the amounts relate to tax benefits (expenses) on the pre-tax special items.
e)

During the six months ended June 30, 2016, the net benefit primarily relates to a favorable change in tax reserves. During the three months ended June 30, 2015, the net benefit primarily relates to favorable tax law changes. During the six months ended June 30, 2015, the net benefit further includes a change in tax reserves.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Due to the planned merger with Marriott, the Company will not host a conference call for its second quarter financial results.

Definitions

All references to EPS, unless otherwise noted, reflect earnings (losses) per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits) and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels. All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to earnings from the vacation ownership business and earnings from hotels represent operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts, license fees associated with vacation ownership and termination fees. All references to core fees represent total management and franchise fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,300 properties in some 100 countries and approximately 188,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Tribute Portfolio™, Four Points® by Sheraton, Aloft®, and Element®, along with an expanded partnership with Design Hotels™. The Company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®). Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Cautionary Statement Regarding Forward Looking Statements

This communication includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (“SEC”) in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding Starwood’s and Marriot’s expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the proposed combination of Starwood and Marriott; our beliefs relating to value creation as a result of a potential combination with Marriott; the expected timetable for completing the transactions; benefits and synergies of the transactions; future opportunities for the combined company; and any other statements regarding Starwood’s and Marriott’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with associates and labor unions, our ability to consummate potential acquisitions or dispositions or realize the anticipated benefits of such transactions, and those disclosed as risks in other reports filed by us with the SEC, including those described in Part I of our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K as well as on Marriott’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K and those discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 (Reg. No. 333-208684) filed by Marriott with the SEC on December 22, 2015 and the amendments thereto. Other risks and uncertainties include the timing and likelihood of completion of the proposed transactions between Starwood and Marriott, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transactions that could reduce anticipated benefits or cause the parties to abandon the transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses of Starwood and Marriott will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed transactions do not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

Three Months Ended June 30,				Six Months Ended June 30,
2016	2015	% Variance		2016	2015	% Variance
			Revenues
$291	$332	(12.3)	Owned, leased and consolidated joint venture hotels	$526	$623	(15.6)
2	1	100.0	Residential sales and services	3	2	50.0
273	255	7.1	Management fees, franchise fees and other income	528	494	6.9
680	653	4.1	Other revenues from managed and franchised properties (a)	1,333	1,281	4.1
1,246	1,241	0.4		2,390	2,400	(0.4)
			Costs and Expenses
216	248	12.9	Owned, leased and consolidated joint venture hotels	416	490	15.1
—	1	100.0	Residential and other	1	3	66.7
93	99	6.1	Selling, general, administrative and other	179	190	5.8
16	12	(33.3)	Restructuring and other special charges (credits), net	48	37	(29.7)
52	56	7.1	Depreciation	104	109	4.6
8	7	(14.3)	Amortization	16	14	(14.3)
680	653	(4.1)	Other expenses from managed and franchised properties (a)	1,333	1,281	(4.1)
1,065	1,076	1.0		2,097	2,124	1.3
181	165	9.7	Operating income	293	276	6.2
9	12	(25.0)	Equity earnings and gains from unconsolidated ventures, net	20	26	(23.1)
(24)	(26)	7.7	Interest expense, net of interest income of $2, $1, $3 and $2	(45)	(54)	16.7
(114)	—	n/m	Gain (loss) on asset dispositions and impairments, net	(112)	14	n/m
52	151	(65.6)	Income from continuing operations before taxes and noncontrolling interests	156	262	(40.5)
(87)	(33)	n/m	Income tax expense	(118)	(69)	(71.0)
(35)	118	n/m	Income (loss) from continuing operations	38	193	(80.3)
			Discontinued Operations:
$13	$25	(48.0)	Income from operations, net of tax	35	53	(34.0)
(241)	(7)	n/m	Loss on dispositions, net of tax	(246)	(11)	n/m
$(263)	$136	n/m	Net income (loss) attributable to Starwood	$(173)	$235	n/m
			Earnings (Losses) Per Share – Basic
$(0.20)	$0.69	n/m	Continuing operations	$0.23	$1.13	(79.6)
(1.36)	0.11	n/m	Discontinued operations	(1.26)	0.25	n/m
$(1.56)	$0.80	n/m	Net income (loss)	$(1.03)	$1.38	n/m
			Earnings (Losses) Per Share – Diluted
$(0.20)	$0.69	n/m	Continuing operations	$0.23	$1.13	(79.6)
(1.36)	0.10	n/m	Discontinued operations	(1.25)	0.24	n/m
$(1.56)	$0.79	n/m	Net income (loss)	$(1.02)	$1.37	n/m
168	169		Weighted average number of shares	168	170
168	170		Weighted average number of shares assuming dilution	169	171

(a)

The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Balance Sheets

(In millions, except share data)

	June 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$1,575	$1,023
Restricted cash	19	18
Accounts receivable, net of allowance for doubtful accounts of $76 and $69	630	575
Inventories	15	15
Current assets held for sale	—	534
Prepaid expenses and other	114	130
Total current assets	2,353	2,295
Investments	178	170
Plant, property and equipment, net	1,478	1,673
Long-term assets held for sale, net	3	1,233
Goodwill and intangible assets, net	1,769	1,744
Deferred income taxes	694	714
Other assets	447	428
Total assets	$6,922	$8,257
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$34	$32
Accounts payable	74	86
Current liabilities held for sale, net	—	255
Accrued expenses	1,238	1,217
Accrued salaries, wages and benefits	340	361
Accrued taxes and other	292	285
Total current liabilities	1,978	2,236
Long-term debt (a)	2,380	2,144
Long-term liabilities held for sale, net	—	157
Deferred income taxes	21	32
Other liabilities	2,366	2,389
Total liabilities	$6,745	$6,958
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 169,535,729 and 168,754,605 shares outstanding at June 30, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	135	115
Accumulated other comprehensive loss	(468)	(668)
Retained earnings	505	1,847
Total Starwood stockholders’ equity	174	1,296
Noncontrolling interests	3	3
Total equity	177	1,299
Total liabilities and equity	$6,922	$8,257

(a)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $183 million and $186 million at June 30, 2016 and December 31, 2015, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2016	2015	% Variance		2016	2015	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$(263)	$136	n/m	Net income (loss)	$(173)	$235	n/m
30	32	(6.3)	Interest expense (a)	56	67	(16.4)
87	44	97.7	Income tax expense (b)	140	96	45.8
61	68	(10.3)	Depreciation (c)	128	136	(5.9)
8	8	—	Amortization (d)	16	15	6.7
(77)	288	n/m	EBITDA	167	549	(69.6)
114	—	n/m	(Gain) loss on asset dispositions and impairments, net	112	(14)	n/m
244	11	n/m	Discontinued operations, loss on dispositions (e)	251	17	n/m
16	12	33.3	Restructuring and other special charges (credits), net	48	37	29.7
—	—	—	Gain on sale of a unconsolidated joint venture hotel (f)	—	(4)	100.0
$297	$311	(4.5)	Adjusted EBITDA (g)	$578	$585	(1.2)

(a)

Includes interest expense from unconsolidated joint ventures for the three months ended June 30, 2016 and 2015 of $3 million and $4 million, respectively.  Includes interest expense from unconsolidated joint ventures for the six months ended June 30, 2016 and 2015 of $6 million and $7 million, respectively.  Includes interest expense in discontinued operations for the three months ended June 30, 2016 and 2015 of $1 million and $1 million, respectively, and interest expense in discontinued operations for the six months ended June 30, 2016 and 2015 of $2 million and $4 million, respectively.

(b)

Includes tax expense recorded in discontinued operations for the three months ended June 30, 2016 and 2015 of $0 million and $11 million, respectively.  Includes tax expense recorded in discontinued operations for the six months ended June 30, 2016 and 2015 of $22 million and $27 million, respectively.

(c)

Includes depreciation expense from unconsolidated joint ventures for the three months ended June 30, 2016 and 2015 of $4 million and $3 million, respectively. Includes depreciation expense from unconsolidated joint ventures for the six months ended June 30, 2016 and 2015 of $10 million and $9 million, respectively.  Includes depreciation expense in discontinued operations for the three months ended June 30, 2016 and 2015 of $5 million and $9 million, respectively, and depreciation expense in discontinued operations for the six months ended June 30, 2016 and 2015 of $14 million and $18 million, respectively.

(d)	Includes amortization expense for the three and six months ended June 30, 2015 recorded in discontinued operations of $1 million.
(e)

Excludes tax expense (benefit) already added back as noted in (b) for the three months ended June 30, 2016 and 2015 of ($3 million) and ($4 million), respectively, and for the six months ended June 30, 2016 and 2015 of ($5 million) and ($6 million), respectively.

(f)	The gain on sale is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of operations.
(g)

Includes earnings from the vacation ownership business and the five hotels conveyed for the three months ended June 30, 2016 and 2015 of $21 million and $52 million, respectively. Includes earnings from the vacation ownership business and the five hotels conveyed for the six months ended June 30, 2016 and 2015 of $78 million and $109 million, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended June 30, 2016
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$9	3.4
Impact of changes in foreign exchange rates	—	—
Revenue increase/(decrease) in constant dollars	$9	3.4
Expense
Expense increase/(decrease) (GAAP)	$3	1.3
Impact of changes in foreign exchange rates	—	—
Expense increase/(decrease) in constant dollars	$3	1.3

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended June 30, 2016
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$9	5.4
Impact of changes in foreign exchange rates	2	1.3
Revenue increase/(decrease) in constant dollars	$11	6.7
Expense
Expense increase/(decrease) (GAAP)	$4	3.1
Impact of changes in foreign exchange rates	1	1.1
Expense increase/(decrease) in constant dollars	$5	4.2

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended June 30, 2016
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$—	0.1
Impact of changes in foreign exchange rates	(2)	(1.7)
Revenue increase/(decrease) in constant dollars	$(2)	(1.6)
Expense
Expense increase/(decrease) (GAAP)	$(1)	(1.5)
Impact of changes in foreign exchange rates	(1)	(1.8)
Expense increase/(decrease) in constant dollars	$(2)	(3.3)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

	Low Case
Three Months Ended September 30, 2016		Three Months Ended December 31, 2016
$119	Net income	$134
30	Interest expense	28
56	Income tax expense	58
65	Depreciation and amortization	65
270	EBITDA	285
—	Gain on asset dispositions and impairments, net	—
—	Restructuring and other special charges, net	—
$270	Adjusted EBITDA	$285

Three Months Ended September 30, 2016		Three Months Ended December 31, 2016
$119	Income from continuing operations before special items	$134
$0.71	EPS before special items	$0.79
	Special Items
—	Restructuring and other special charges, net	—
—	Gain on asset dispositions and impairments, net	—
—	Total special items – pre-tax	—
—	Income tax benefit on special items	—
—	Income tax expense – other non-recurring items	—
—	Total special items – after-tax	—
$119	Income from continuing operations	$134
$0.71	EPS including special items	$0.79

	High Case
Three Months Ended September 30, 2016		Three Months Ended December 31, 2016
$126	Net income	$141
30	Interest expense	28
59	Income tax expense	61
65	Depreciation and amortization	65
280	EBITDA	295
—	Gain on asset dispositions and impairments, net	—
—	Restructuring and other special charges, net	—
$280	Adjusted EBITDA	$295

Three Months Ended September 30, 2016		Three Months Ended December 31, 2016
$126	Income from continuing operations before special items	$141
$0.75	EPS before special items	$0.84
	Special Items
—	Restructuring and other special charges, net	—
—	Gain on asset dispositions and impairments, net	—
—	Total special items – pre-tax	—
—	Income tax benefit on special items	—
—	Income tax expense – other non-recurring items	—
—	Total special items – after-tax	—
$126	Income from continuing operations	$141
$0.75	EPS including special items	$0.84

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2016	2015	% Variance	Same-Store Owned Hotels Worldwide	2016	2015	% Variance
			Revenue
$263	$254	3.4	Same-Store Owned Hotels (a)	$477	$468	1.9
12	62	(80.6)	Hotels Sold or Closed in 2016 and 2015	20	126	(84.1)
10	11	(9.1)	Hotels Without Comparable Results	19	19	—
6	5	20.0	Other ancillary hotel operations	10	10	—
$291	$332	(12.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$526	$623	(15.6)
			Costs and Expenses
$200	$197	(1.3)	Same-Store Owned Hotels (a)	$383	$384	0.3
6	40	85.0	Hotels Sold or Closed in 2016 and 2015	14	86	83.7
5	7	28.6	Hotels Without Comparable Results	9	11	18.2
5	4	(25.0)	Other ancillary hotel operations	10	9	(11.1)
$216	$248	12.9	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$416	$490	15.1

Three Months Ended June 30,				Six Months Ended June 30,
2016	2015	% Variance	Same-Store Owned Hotels North America	2016	2015	% Variance
			Revenue
$163	$154	5.4	Same-Store Owned Hotels (a)	$299	$290	3.1
—	30	(100.0)	Hotels Sold or Closed in 2016 and 2015	—	75	(100.0)
—	1	(100.0)	Hotels Without Comparable Results	—	1	(100.0)
—	—	—	Other ancillary hotel operations	—	—	—
$163	$185	(11.9)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$299	$366	(18.3)
			Costs and Expenses
$124	$120	(3.1)	Same-Store Owned Hotels (a)	$241	$238	(1.3)
—	19	100.0	Hotels Sold or Closed in 2016 and 2015	—	46	100.0
—	1	100.0	Hotels Without Comparable Results	—	2	100.0
—	—	—	Other ancillary hotel operations	—	—	—
$124	$140	11.4	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$241	$286	15.7

Three Months Ended June 30,				Six Months Ended June 30
2016	2015	% Variance	Same-Store Owned Hotels International	2016	2015	% Variance
			Revenue
$100	$100	0.1	Same-Store Owned Hotels (a)	$178	$178	—
12	32	(62.5)	Hotels Sold or Closed in 2016 and 2015	20	51	(60.8)
10	10	—	Hotels Without Comparable Results	19	18	5.6
6	5	20.0	Other ancillary hotel operations	10	10	—
$128	$147	(12.9)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$227	$257	(11.7)
			Costs and Expenses
$76	$77	1.5	Same-Store Owned Hotels (a)	$142	$146	2.7
6	21	71.4	Hotels Sold or Closed in 2016 and 2015	14	40	65.0
5	6	16.7	Hotels Without Comparable Results	9	9	—
5	4	(25.0)	Other ancillary hotel operations	10	9	(11.1)
$92	$108	14.8	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$175	$204	14.2

(a)	Same-Store Owned Hotel results exclude seven hotels sold or closed and one hotel without comparable results for the three and six months ended June 30, 2016.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2016	2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS
REVPAR ($)	124.66	123.77	0.7%	145.31	140.96	3.1%	103.49	106.17	-2.5%
ADR ($)	171.39	173.20	-1.0%	182.56	180.50	1.1%	157.52	164.18	-4.1%
Occupancy (%)	72.7%	71.5%	1.2	79.6%	78.1%	1.5	65.7%	64.7%	1.0

SHERATON
REVPAR ($)	104.27	103.41	0.8%	125.01	120.10	4.1%	83.96	87.06	-3.6%
ADR ($)	147.57	148.67	-0.7%	160.08	157.38	1.7%	132.48	138.33	-4.2%
Occupancy (%)	70.7%	69.6%	1.1	78.1%	76.3%	1.8	63.4%	62.9%	0.5

WESTIN
REVPAR ($)	150.34	146.21	2.8%	160.31	155.45	3.1%	132.01	129.30	2.1%
ADR ($)	192.50	191.43	0.6%	198.52	194.29	2.2%	180.30	185.44	-2.8%
Occupancy (%)	78.1%	76.4%	1.7	80.8%	80.0%	0.8	73.2%	69.7%	3.5

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	194.08	196.16	-1.1%	296.96	286.37	3.7%	164.12	169.93	-3.4%
ADR ($)	292.39	298.18	-1.9%	400.35	392.89	1.9%	256.01	266.67	-4.0%
Occupancy (%)	66.4%	65.8%	0.6	74.2%	72.9%	1.3	64.1%	63.7%	0.4

LE MERIDIEN
REVPAR ($)	124.22	125.37	-0.9%	208.30	196.40	6.1%	104.28	108.59	-4.0%
ADR ($)	179.67	182.02	-1.3%	250.62	248.03	1.0%	158.42	163.44	-3.1%
Occupancy (%)	69.1%	68.9%	0.2	83.1%	79.2%	3.9	65.8%	66.4%	-0.6

W
REVPAR ($)	232.46	239.59	-3.0%	247.52	253.93	-2.5%	209.43	217.66	-3.8%
ADR ($)	296.19	303.14	-2.3%	295.42	298.44	-1.0%	297.59	311.91	-4.6%
Occupancy (%)	78.5%	79.0%	-0.5	83.8%	85.1%	-1.3	70.4%	69.8%	0.6

FOUR POINTS
REVPAR ($)	77.42	76.64	1.0%	93.60	89.38	4.7%	59.54	62.56	-4.8%
ADR ($)	108.13	110.14	-1.8%	119.62	117.64	1.7%	92.65	100.08	-7.4%
Occupancy (%)	71.6%	69.6%	2.0	78.2%	76.0%	2.2	64.3%	62.5%	1.8

ALOFT
REVPAR ($)	88.00	85.79	2.6%	113.07	109.78	3.0%	48.42	48.01	0.9%
ADR ($)	116.26	118.59	-2.0%	136.53	138.46	-1.4%	75.14	78.19	-3.9%
Occupancy (%)	75.7%	72.3%	3.4	82.8%	79.3%	3.5	64.4%	61.4%	3.0
(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	124.66	123.77	0.7%	133.48	135.27	-1.3%
ADR ($)	171.39	173.20	-1.0%	188.79	193.10	-2.2%
Occupancy (%)	72.7%	71.5%	1.2	70.7%	70.1%	0.6
AMERICAS
REVPAR ($)	139.39	135.89	2.6%	174.52	172.36	1.3%
ADR ($)	179.63	178.43	0.7%	224.74	222.75	0.9%
Occupancy (%)	77.6%	76.2%	1.4	77.7%	77.4%	0.3
North America
REVPAR ($)	145.31	140.96	3.1%	184.97	181.68	1.8%
ADR ($)	182.56	180.50	1.1%	229.82	227.01	1.2%
Occupancy (%)	79.6%	78.1%	1.5	80.5%	80.0%	0.5
Latin America
REVPAR ($)	84.23	88.73	-5.1%	98.16	104.13	-5.7%
ADR ($)	142.76	152.53	-6.4%	172.35	179.68	-4.1%
Occupancy (%)	59.0%	58.2%	0.8	57.0%	58.0%	-1.0
ASIA PACIFIC
REVPAR ($)	88.00	90.34	-2.6%	87.17	91.08	-4.3%
ADR ($)	133.90	143.10	-6.4%	132.51	144.45	-8.3%
Occupancy (%)	65.7%	63.1%	2.6	65.8%	63.1%	2.7
Greater China
REVPAR ($)	79.02	83.74	-5.6%	78.44	83.05	-5.6%
ADR ($)	123.89	138.60	-10.6%	122.50	137.13	-10.7%
Occupancy (%)	63.8%	60.4%	3.4	64.0%	60.6%	3.4
Rest of Asia Pacific
REVPAR ($)	102.25	100.83	1.4%	107.89	110.21	-2.1%
ADR ($)	148.61	149.50	-0.6%	154.30	159.75	-3.4%
Occupancy (%)	68.8%	67.4%	1.4	69.9%	69.0%	0.9
EAME
REVPAR ($)	133.35	135.95	-1.9%	141.49	146.31	-3.3%
ADR ($)	196.76	196.85	0.0%	210.39	210.86	-0.2%
Occupancy (%)	67.8%	69.1%	-1.3	67.2%	69.4%	-2.2
Europe
REVPAR ($)	152.55	149.31	2.2%	174.55	172.61	1.1%
ADR ($)	207.14	202.65	2.2%	231.64	225.93	2.5%
Occupancy (%)	73.6%	73.7%	-0.1	75.4%	76.4%	-1.0
Africa & Middle East
REVPAR ($)	100.11	112.84	-11.3%	101.15	114.30	-11.5%
ADR ($)	173.79	184.74	-5.9%	176.33	187.84	-6.1%
Occupancy (%)	57.6%	61.1%	-3.5	57.4%	60.8%	-3.4
(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Three Months Ended June 30,

UNAUDITED

	Worldwide				North America			International
	2016		2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS	23 Hotels				9 Hotels			14 Hotels
REVPAR ($)	194.14		186.84	3.9%	205.40	193.88	5.9%	178.15	176.84	0.7%
ADR ($)	251.79		238.26	5.7%	248.79	238.33	4.4%	256.87	238.16	7.9%
Occupancy (%)	77.1%		78.4%	-1.3	82.6%	81.3%	1.3	69.4%	74.2%	-4.8

Total Revenue*	262,863	0	254,337	3.4%	162,542	154,147	5.4%	100,322	100,190	0.1%
Total Expenses*	199,513		196,900	-1.3%	124,178	120,434	-3.1%	75,335	76,466	1.5%

*Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2016	2015	Variance	% Variance
Management Fees
Base Fees	95	93	2	2.2%
Incentive Fees	42	46	(4)	(8.7)%
Total Management Fees	137	139	(2)	(1.4)%

Franchise Fees	77	67	10	14.9%

Total Management and Franchise Fees (Core Fees)	214	206	8	3.9%

Other Management and Franchise Revenues (1)	53	46	7	15.2%

Total Management and Franchise Revenues	267	252	15	6.0%

Other	6	3	3	100.0%

Management Fees, Franchise Fees and Other Income	273	255	18	7.1%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $21 million in 2016 and $22 million in 2015 resulting from the sales of hotels subject to long-term management contracts, ILG license fees of $5 million in 2016, and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2016	2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS
REVPAR ($)	118.35	118.69	-0.3%	135.37	132.54	2.1%	101.32	104.87	-3.4%
ADR ($)	169.41	172.43	-1.8%	179.86	177.76	1.2%	157.20	166.16	-5.4%
Occupancy (%)	69.9%	68.8%	1.1	75.3%	74.6%	0.7	64.5%	63.1%	1.4

SHERATON
REVPAR ($)	98.68	99.61	-0.9%	114.87	112.39	2.2%	83.30	87.46	-4.8%
ADR ($)	146.20	148.65	-1.6%	156.54	154.23	1.5%	134.56	142.35	-5.5%
Occupancy (%)	67.5%	67.0%	0.5	73.4%	72.9%	0.5	61.9%	61.4%	0.5

WESTIN
REVPAR ($)	142.58	139.55	2.2%	150.25	145.98	2.9%	129.34	128.51	0.6%
ADR ($)	190.08	189.49	0.3%	194.79	190.80	2.1%	181.30	186.99	-3.0%
Occupancy (%)	75.0%	73.6%	1.4	77.1%	76.5%	0.6	71.3%	68.7%	2.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	193.46	196.94	-1.8%	314.52	305.34	3.0%	158.65	165.58	-4.2%
ADR ($)	295.14	302.48	-2.4%	427.51	416.19	2.7%	250.85	263.99	-5.0%
Occupancy (%)	65.5%	65.1%	0.4	73.6%	73.4%	0.2	63.2%	62.7%	0.5

LE MERIDIEN
REVPAR ($)	114.04	115.10	-0.9%	182.65	172.28	6.0%	98.05	101.81	-3.7%
ADR ($)	170.06	176.36	-3.6%	232.84	231.08	0.8%	152.24	161.32	-5.6%
Occupancy (%)	67.1%	65.3%	1.8	78.4%	74.6%	3.8	64.4%	63.1%	1.3

W
REVPAR ($)	223.97	232.63	-3.7%	232.61	240.00	-3.1%	210.92	221.49	-4.8%
ADR ($)	292.51	303.21	-3.5%	289.14	295.01	-2.0%	298.29	317.67	-6.1%
Occupancy (%)	76.6%	76.7%	-0.1	80.4%	81.4%	-1.0	70.7%	69.7%	1.0

FOUR POINTS
REVPAR ($)	73.15	74.11	-1.3%	84.57	83.50	1.3%	60.56	63.80	-5.1%
ADR ($)	106.60	111.24	-4.2%	116.49	116.39	0.1%	94.28	104.58	-9.8%
Occupancy (%)	68.6%	66.6%	2.0	72.6%	71.7%	0.9	64.2%	61.0%	3.2

ALOFT
REVPAR ($)	82.81	80.76	2.5%	105.42	102.11	3.2%	47.62	47.99	-0.8%
ADR ($)	115.64	117.41	-1.5%	136.70	135.93	0.6%	75.54	81.26	-7.0%
Occupancy (%)	71.6%	68.8%	2.8	77.1%	75.1%	2.0	63.0%	59.1%	3.9

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	118.35	118.69	-0.3%	128.80	131.57	-2.1%
ADR ($)	169.41	172.43	-1.8%	187.45	193.79	-3.3%
Occupancy (%)	69.9%	68.8%	1.1	68.7%	67.9%	0.8

AMERICAS
REVPAR ($)	131.36	129.21	1.7%	168.18	167.60	0.3%
ADR ($)	177.82	176.71	0.6%	223.90	222.88	0.5%
Occupancy (%)	73.9%	73.1%	0.8	75.1%	75.2%	-0.1

North America
REVPAR ($)	135.37	132.54	2.1%	175.89	174.43	0.8%
ADR ($)	179.86	177.76	1.2%	227.90	226.01	0.8%
Occupancy (%)	75.3%	74.6%	0.7	77.2%	77.2%	0.0

Latin America
REVPAR ($)	95.43	99.42	-4.0%	113.13	118.70	-4.7%
ADR ($)	155.42	165.10	-5.9%	187.46	194.50	-3.6%
Occupancy (%)	61.4%	60.2%	1.2	60.4%	61.0%	-0.6

ASIA PACIFIC
REVPAR ($)	89.93	92.24	-2.5%	89.46	92.89	-3.7%
ADR ($)	138.09	148.22	-6.8%	137.92	150.40	-8.3%
Occupancy (%)	65.1%	62.2%	2.9	64.9%	61.8%	3.1

Greater China
REVPAR ($)	79.06	82.77	-4.5%	78.37	81.96	-4.4%
ADR ($)	128.41	142.39	-9.8%	127.06	140.97	-9.9%
Occupancy (%)	61.6%	58.1%	3.5	61.7%	58.1%	3.6

Rest of Asia Pacific
REVPAR ($)	107.08	107.26	-0.2%	115.64	118.92	-2.8%
ADR ($)	151.38	156.07	-3.0%	159.79	168.96	-5.4%
Occupancy (%)	70.7%	68.7%	2.0	72.4%	70.4%	2.0

EAME
REVPAR ($)	121.99	127.37	-4.2%	131.02	138.20	-5.2%
ADR ($)	189.52	194.36	-2.5%	202.81	208.64	-2.8%
Occupancy (%)	64.4%	65.5%	-1.1	64.6%	66.2%	-1.6

Europe
REVPAR ($)	125.73	126.53	-0.6%	142.10	143.89	-1.2%
ADR ($)	188.86	188.56	0.2%	209.07	208.60	0.2%
Occupancy (%)	66.6%	67.1%	-0.5	68.0%	69.0%	-1.0

Africa & Middle East
REVPAR ($)	115.60	128.79	-10.2%	117.69	131.39	-10.4%
ADR ($)	190.74	204.90	-6.9%	194.36	208.69	-6.9%
Occupancy (%)	60.6%	62.9%	-2.3	60.6%	63.0%	-2.4
(1)	Includes same-store Owned, managed, and franchised hotels.
(2)	Includes same-store Owned and managed hotels.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Worldwide			North America			International
	2016	2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS	23 Hotels			9 Hotels			14 Hotels
REVPAR ($)	176.43	172.11	2.5%	188.27	181.45	3.8%	159.58	158.83	0.5%
ADR ($)	236.69	230.10	2.9%	238.97	233.97	2.1%	232.97	224.09	4.0%
Occupancy (%)	74.5%	74.8%	-0.3	78.8%	77.6%	1.2	68.5%	70.9%	-2.4

Total Revenue*	477,089	467,564	2.0%	298,914	289,765	3.2%	178,175	177,799	0.2%
Total Expenses*	382,623	384,436	0.5%	240,328	237,726	-1.1%	142,295	146,710	3.0%

*Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2016	2015	Variance	% Variance
Management Fees
Base Fees	180	178	2	1.1%
Incentive Fees	91	94	(3)	(3.2)%
Total Management Fees	271	272	(1)	(0.4)%

Franchise Fees	141	125	16	12.8%

Total Management and Franchise Fees (Core Fees)	412	397	15	3.8%

Other Management and Franchise Revenues (1)	107	91	16	17.6%

Total Management and Franchise Revenues	519	488	31	6.4%

Other	9	6	3	50.0%

Management Fees, Franchise Fees and Other Income	528	494	34	6.9%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $42 million in 2016 and $44 million in 2015 resulting from the sales of hotels subject to long-term management contracts, ILG license fees of $5 million in 2016, and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results and Other Selected Items

As of June 30, 2016

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2016 and 2015:

Hotel	Location
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico

Owned Hotels sold in 2016 and 2015:

Hotel	Location
Element Denver Park Meadows	Denver, CO
Hotel Imperial, a Luxury Collection Hotel, Vienna	Vienna, Austria
The Gritti Palace, a Luxury Collection Hotel, Venice	Venice, Italy
The Phoenician, a Luxury Collection Resort, Scottsdale	Scottsdale, AZ
The St. Regis Florence	Florence, Italy
The Westin Excelsior Florence	Florence, Italy
The Westin Excelsior Rome	Rome, Italy

Owned Hotels conveyed in the ILG transaction:

Hotel	Location
Sheraton Kauai Resort	Koloa, HI
Sheraton Steamboat Resort	Steamboat Springs, CO
The Westin Resort & Spa, Cancun	Cancun, Mexico
The Westin Resort & Spa, Los Cabos	Los Cabos, Mexico
The Westin Resort & Spa, Puerto Vallarta	Puerto Vallarta, Mexico

Revenues and Expenses Associated with Hotels Sold in 2016 and 2015: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2015:
2015
Revenues	$ 55	$ 45	$ 8	$ —	$ 108
Expenses (excluding depreciation)	$ 36	$ 28	$ 6	$ —	$ 70

Hotels Sold in 2016 (2):
2016
Revenues	$ 8	$ 12	$ —	$ —	$ 20
Expenses (excluding depreciation)	$ 8	$ 6	$ —	$ —	$ 14

2015
Revenues	$ 9	$ 17	$ 17	$ 14	$ 57
Expenses (excluding depreciation)	$ 10	$ 12	$ 11	$ 11	$ 44

(1)

Results consist of four hotels sold or closed in 2015 and three hotels sold in 2016. These amounts are included in the revenues and expenses from owned, leased, and consolidated joint venture hotels in the statements of operations for 2016 and 2015.

(2)

Excludes the five hotels conveyed in the spin-off. Revenues for these hotels for the three and six months ended June 30, 2016 were $9 million and $39 million, respectively. Expenses for these hotels for the three and six months ended June 30, 2016 were $8 million and $25 million, respectively. Revenues for the three and six months ended June 30, 2015 were $24 million and $50 million, respectively, and expenses for the three and six months ended June 30, 2015 were $18 million and $38 million.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Six Months Ended June 30, 2016

UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	9	24
Corporate/IT	16	25
Subtotal	25	49

Net Capital Expenditures for Vacation Ownership Inventory (2)	12	48

Development Capital	19	78

Total Capital Expenditures	56	175

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)

Represents gross inventory capital expenditures of $23 million and $78 million through the spin-off date in the three and six months ended June 30, 2016, respectively, less cost of sales of $11 million and $30 million through the spin-off date in the three and six months ended June 30, 2016, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Divisional Hotel Inventory Summary by Ownership by Brand

As of June 30, 2016

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	7	5,136	3	2,671	4	2,465	1	297	—	—	1	297	2	358	2	358	—	—	10	5,791
Westin	2	1,832	2	1,832	-	-	1	246	—	—	1	246	-	-	-	-	—	—	3	2,078
Four Points	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	1	180	—	—	1	180	—	—	—	—	—	—	3	357	3	357	—	—	4	537
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	-	-	-	-	—	—	3	658
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tribute Portfolio	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135
Total Owned	14	8,290	9	5,645	5	2,645	3	703	—	—	3	703	7	1,380	7	1,380	—	—	24	10,373

Managed & UJV
Sheraton	48	27,297	30	23,368	18	3,929	102	38,806	71	30,316	31	8,490	66	18,879	39	11,373	27	7,506	216	84,982
Westin	55	27,408	49	25,620	6	1,788	39	12,863	21	7,250	18	5,613	18	5,522	11	3,654	7	1,868	112	45,793
Four Points	6	858	1	134	5	724	39	10,614	24	7,140	15	3,474	13	2,568	4	509	9	2,059	58	14,040
W	29	8,320	24	7,443	5	877	10	2,741	4	1,464	6	1,277	7	1,532	5	667	2	865	46	12,593
Luxury Collection	11	2,514	5	2,294	6	220	13	2,703	7	1,531	6	1,172	26	5,014	20	3,276	6	1,738	50	10,231
St. Regis	11	1,912	8	1,464	3	448	13	3,393	7	2,059	6	1,334	10	2,114	5	713	5	1,401	34	7,419
Le Meridien	5	879	4	719	1	160	34	8,820	9	3,130	25	5,690	37	11,486	11	3,798	26	7,688	76	21,185
Aloft	2	450	1	330	1	120	15	3,912	12	2,942	3	970	6	1,292	5	884	1	408	23	5,654
Element	1	180	1	180	—	—	1	188	1	188	—	—	—	—	—	—	—	—	2	368
Tribute Portfolio	—	—	—	—	—	—	2	372	—	—	2	372	—	—	—	—	—	—	2	372
Other	—	—	—	—	—	—	—	—	—	—	—	—	1	-	—	—	1	-	1	-
Total Managed & UJV	168	69,818	123	61,552	45	8,266	268	84,412	156	56,020	112	28,392	184	48,407	100	24,874	84	23,533	620	202,637

Franchised
Sheraton	178	51,833	162	47,942	16	3,891	13	6,049	3	1,836	10	4,213	27	6,800	23	5,883	4	917	218	64,682
Westin	80	26,065	73	23,796	7	2,269	8	2,531	1	288	7	2,243	8	2,439	8	2,439	—	—	96	31,035
Four Points	140	21,108	126	19,248	14	1,860	10	1,682	2	457	8	1,225	10	1,629	10	1,629	—	—	160	24,419
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	14	2,495	10	2,009	4	486	12	3,211	—	—	12	3,211	17	2,651	17	2,651	—	—	43	8,357
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	17	3,864	16	3,753	1	111	5	1,209	1	160	4	1,049	5	1,250	5	1,250	—	—	27	6,323
Aloft	83	12,537	78	11,624	5	913	6	1,001	—	—	6	1,001	1	116	1	116	—	—	90	13,654
Element	18	2,706	18	2,706	—	—	—	—	—	—	—	—	2	293	2	293	—	—	20	2,999
Tribute Portfolio	4	2,650	4	2,650	—	—	—	—	—	—	—	—	3	184	3	184	—	—	7	2,834
Other	4	900	4	900	—	—	—	—	—	—	—	—	—	—	—	—	—	—	4	900
Total Franchised	538	124,158	491	114,628	47	9,530	54	15,683	7	2,741	47	12,942	73	15,362	69	14,445	4	917	665	155,203

Systemwide
Sheraton	233	84,266	195	73,981	38	10,285	116	45,152	74	32,152	42	13,000	95	26,037	64	17,614	31	8,423	444	155,455
Westin	137	55,305	124	51,248	13	4,057	48	15,640	22	7,538	26	8,102	26	7,961	19	6,093	7	1,868	211	78,906
Four Points	146	21,966	127	19,382	19	2,584	49	12,296	26	7,597	23	4,699	23	4,197	14	2,138	9	2,059	218	38,459
W	30	8,829	25	7,952	5	877	10	2,741	4	1,464	6	1,277	9	2,197	7	1,332	2	865	49	13,767
Luxury Collection	26	5,189	15	4,303	11	886	25	5,914	7	1,531	18	4,383	46	8,022	40	6,284	6	1,738	97	19,125
St. Regis	13	2,410	10	1,962	3	448	14	3,553	7	2,059	7	1,494	10	2,114	5	713	5	1,401	37	8,077
Le Meridien	22	4,743	20	4,472	2	271	39	10,029	10	3,290	29	6,739	42	12,736	16	5,048	26	7,688	103	27,508
Aloft	85	12,987	79	11,954	6	1,033	21	4,913	12	2,942	9	1,971	7	1,408	6	1,000	1	408	113	19,308
Element	19	2,886	19	2,886	—	—	1	188	1	188	—	—	2	293	2	293	—	—	22	3,367
Tribute Portfolio	4	2,650	4	2,650	—	—	2	372	—	—	2	372	3	184	3	184	—	—	9	3,206
Other	5	1,035	5	1,035	—	—	—	—	—	—	—	—	1	-	—	—	1	-	6	1,035
Vacation Ownership	15	7,638	14	7,058	1	580	—	—	—	—	—	—	—	—	—	—	—	—	15	7,638
Total Systemwide	735	209,904	637	188,883	98	21,021	325	100,798	163	58,761	162	42,037	264	65,149	176	40,699	88	24,450	1,324	375,851